Exhibit 99.2

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

After the close of business on December 1, 2025, MetroCity Bankshares, Inc. (“Metro City”) (NASDAQ Global Select Market: MCBS) completed the acquisition of First IC Corporation, a Georgia corporation (“First IC”), pursuant to an Agreement and Plan of Reorganization, dated as of March 16, 2025 (the “Reorganization Agreement”), by and among Metro City, Metro City Bank, a Georgia state-chartered bank and wholly owned subsidiary of Metro City, First IC and First IC Bank, a Georgia state-chartered bank and wholly owned subsidiary of First IC. Pursuant to the Reorganization Agreement, First IC merged with and into Metro City, with Metro City as the surviving corporation (the “Merger”), and each share of First IC common stock outstanding was converted into the right to receive 0.3729 shares of Metro City's common stock and $12.20 in cash, with cash also to be paid in lieu of fractional shares. Total merger consideration payable to equity-holders consisted of approximately 3,384,066 shares of Metro City common stock and an aggregate of $111.9 million in cash, which included approximately $1.1 million in cash paid for stock option cancellations and $5,000 cash in lieu to fractional shares. The transaction is accounted for as an acquisition and accordingly, First IC assets and liabilities are recorded by Metro City at their fair market value as of December 1, 2025.

The following unaudited pro forma condensed combined financial information and notes present how the combined financial statements of Metro City and First IC may have appeared had the Merger been completed at the beginning of the periods presented. The unaudited pro forma condensed combined financial information reflects the impact of the Merger on the combined balance sheets and combined statements of income under the acquisition method of accounting with Metro City as the acquirer. Under the acquisition method of accounting, First IC assets and liabilities are recorded by Metro City at their fair market value as of the date that the Merger is completed. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 assumes the Merger was completed on that date. The unaudited condensed combined statement of income for the nine months ended September 30, 2025, and the year ending December 31, 2024 have been prepared as if the Merger was completed on January 1, 2024.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Metro City, which are available on Metro City’s 2024 Annual Report on Form 10-K and the financial statements and related notes of First IC, which are incorporated into the Form 8-K/A as Exhibit 99.1.

The unaudited pro forma condensed combined financial information is presented for illustrative and informative purposes only and is not necessarily indicative or representative of the financial position or results of operations presented as of the date or for the periods indicated, or the results of operations or financial position that may be achieved in the future. In addition, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that Metro City may achieve as a result of its acquisition of First IC, the costs to integrate the operations of Metro City and First IC or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

METROCITY BANKSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Dollars in thousands, except per share data)

	As of September 30, 2025
					Unaudited
	Metro City	First IC	Adjustments	Footnotes	Pro Forma
ASSETS:
Cash and cash equivalents	$227,158	$139,004	$(111,855)	2(a)	$254,307
Investment securities	33,970	31,946	243	2(b)	66,159
Loans held for sale	237,682	14,114	—		251,796
Loans held for investment	2,960,436	1,035,940	(20,132)	2(c)	3,976,244
Allowance for credit losses	(17,940)	(12,433)	2,548	2(d)	(27,825)
Loans less allowance for credit losses	2,942,496	1,023,507	(17,584)		3,948,419
Premises and equipment, net	17,836	6,799	5,497	2(e)	30,132
Operating lease right-of-use asset	7,712	6,637	1,021	2(f)	15,370
Foreclosed real estate, net	919	—	—		919
Goodwill	—	—	55,864	2(g)	55,864
Intangible assets	—	—	12,733	2(h)	12,733
Net deferred tax asset	4,284	2,101	(1,362)	2(i)	5,023
SBA/USDA loan servicing asset	6,988	4,243	(250)	2(j)	10,981
Bank owned life insurance	75,148	—	—		75,148
Federal Home Loan Bank stock	22,693	8,197	—		30,890
Accrued interest receivable	16,912	4,547	—		21,459
Other assets	35,665	1,934	—		37,599
Total assets	$3,629,463	$1,243,029	$(55,693)		$4,816,799

LIABILITIES AND SHAREHOLDER'S EQUITY:
Noninterest-bearing deposits	$544,439	$243,388	$-		$787,827
Interest-bearing deposits	2,148,645	675,706	528	2(k)	2,824,879
Total deposits	2,693,084	919,094	528		3,612,706
Federal Home Loan Bank advances	425,000	155,000	—		580,000
Operating lease liability	7,704	7,014	754	2(f)	15,472
Accrued interest payable	3,567	7,932	-		11,499
Other liabilities	54,220	6,453	105	2(l)	60,778
Total liabilities	3,183,575	1,095,493	1,387		4,280,455
Shareholder's Equity	445,888	147,536	(57,080)	2(m)	536,344
Total liabilities and shareholder's equity	$3,629,463	$1,243,029	$(55,693)		$4,816,799

Common shares	25,537,746	9,075,519	(5,691,453)		28,921,812

METROCITY BANKSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30, 2025
					Unaudited
	Metro City	First IC	Adjustments	Footnotes	Proforma
Interest and dividend income:
Loans, including fees	$152,164	$57,200	$2,873	3(a)	$212,237
Investment securities	1,791	641	436	3(b)	2,868
Federal funds sold, interest-bearing cash and other investments	6,616	3,380	—		9,996
Total interest income	160,571	61,221	3,309		225,101

Interest expense:
Deposits	53,272	19,923	—		73,195
Federal Home Loan Bank advances	12,775	2,818	—		15,593
Total interest expense	66,047	22,741	—		88,788

Net interest income	94,524	38,480	3,309		136,313

Provision for credit losses	(279)	1,421	—		1,142

Net interest income after provision for loan losses	94,803	37,059	3,309		135,171

Noninterest income:
Service charges on deposit accounts	1,556	1,759	—		3,315
Other service charges, commissions and fees	5,592	455	—		6,047
Gain on sale of loans	3,003	1,341	—		4,344
Loan servicing income, net	4,673	896	—		5,569
Other income	2,543	94	—		2,637
Total noninterest income	17,367	4,545	—		21,912

Noninterest expense:
Salaries and employee benefits	26,000	11,361	—		37,361
Occupancy and equipment	4,207	2,772	47	3(c)	7,026
Data processing	1,068	887	—		1,955
FDIC insurance premiums	1,183	405	—		1,588
Merger-related expenses	897	1,917	—		2,814
Other expenses	9,231	5,007	955	3(d)	15,193
Total noninterest expense	42,586	22,349	1,002		65,937

Income before provision for income taxes	69,584	19,255	2,307		91,146
Provision for income taxes	19,191	6,185	601	3(e)	25,977
Net income	$50,393	$13,070	$1,706		$65,169
Basic Earnings Per Share	$1.98	$1.44			$2.26
Diluted Earnings Per Share	$1.96	$1.43			$2.24
Basic Average Shares	25,462,345	9,069,430	(5,685,364)	3(h)	28,846,411
Diluted Average Shares	25,735,688	9,154,582	(5,770,516)	3(h)	29,119,754

METROCITY BANKSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

	For the Year Ended December 31, 2024
					Unaudited
	Metro City	First IC	Adjustments	Footnotes	Proforma
Interest and dividend income:
Loans, including fees	$200,770	$74,435	$4,739	3(a)	$279,944
Investment securities	546	882	580	3(b)	2,008
Federal funds sold, interest-bearing cash and other investments	11,597	8,611	—		20,208
Total interest income	212,913	83,928	5,319		302,160

Interest expense:
Deposits	80,060	29,520	(528)	3(c)	109,052
Federal Home Loan Bank advances	14,707	2,538	—		17,245
Total interest expense	94,767	32,058	(528)		126,297

Net interest income (expense)	118,146	51,870	5,847		175,863

Provision for credit losses	516	400	—		916

Net interest income (expense) after provision for loan losses	117,630	51,470	5,847		174,947

Noninterest income:
Service charges on deposit accounts	2,073	2,356	—		4,429
Other service charges, commissions and fees	6,848	570	—		7,418
Gain on sale of loans	4,859	3,807	—		8,666
Loan servicing income, net	6,691	2,320	—		9,011
Other income	2,592	221	—		2,813
Total noninterest income	23,063	9,274	—		32,337

Noninterest expense:
Salaries and employee benefits	33,207	15,039	—		48,246
Occupancy and equipment	5,524	3,653	60	3(d)	9,237
Data processing	1,293	1,093	—		2,386
FDIC insurance premiums	1,715	812	—		2,527
Merger-related expenses	—	—	—		—
Other expenses	11,640	7,447	1,273	3(e)	20,360
Total noninterest expense	53,379	28,044	1,333		82,756

Income before provision for income taxes	87,314	32,700	4,514		124,528
Provision for income taxes	22,810	8,000	1,177	3(f)	31,987
Net income	$64,504	$24,700	$3,337		$92,541
Basic Earnings Per Share	$2.55	$2.72			$3.23
Diluted Earnings Per Share	$2.52	$2.70			$3.20
Basic Average Shares	25,283,345	9,068,699	(5,693,879)	3(g)	28,658,165
Diluted Average Shares	25,582,121	9,154,577	(5,779,757)	3(g)	28,956,941

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Merger Costs

Actual merger costs incurred for the nine months ended September 30, 2025 and twelve months ended December 31, 2024 are included in the pro forma financial statements. Estimated merger costs of $14.0 million (net of $2.9 million of taxes) are excluded from the pro forma financial statements. It is expected that these costs will be recognized over time. These cost estimates for both Metro City and First IC are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The current estimates of the merger costs, primarily comprised of anticipated cash charges, are as follows.

(Dollars in thousands)
Change of control contracts	$4,046
Severance and Retention payments	575
Vendor and system contracts terminations	3,716
Professional and legal fees	3,931
Other acquisition related expenses	3,002
Pre-tax merger costs	15,270
Taxes	(3,619)
Total merger costs	$11,651

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheets

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma combined balance sheet as of September 30, 2025, as follows:

(a)	Represents total cash consideration paid in conjunction with the merger.
(b)	Adjustment to reflect acquired securities available for sale at their estimated fair value
(c)	Adjustment to reflect acquired loans at their estimated fair value, including current interest rates and liquidity.
(d)	Adjustments to the allowance for credit losses include the following:

(Dollars in thousands)
Reversal of historical First IC's allowance for credit losses	$12,433
Increase in allowance for credit losses for gross-up of estimated credit losses for purchased credit-deteriorated ("PCD") loans	(2,028)
Increase in allowance for credit losses for gross-up of estimated credit losses for non-purchased credit-deteriorated ("Non-PCD") loans	(7,857)
$2,548

(e)	Adjustment to reflect bank premises and equipment values at their estimated fair values.
(f)	Adjustment to reflect estimated fair value of right of use asset and lease liability related to operating lease agreements.
(g)	Adjustment to establish goodwill for amount of consideration paid in excess of fair value of assets received over liabilities assumed.
(h)	Adjustment to reflect $12.7 million of core deposit intangibles at the preliminary estimated fair value.
(i)	Adjustment to recognize net deferred tax assets associated with the fair value adjustments recorded in the merger.
(j)	Adjustment to reflect the estimated fair value of acquired SBA loan servicing rights.
(k)	Adjustment to reflect the estimated fair value of acquired time deposits.
(l)	Credit related reserve adjustment for acquired unfunded loan commitment balances.

(m)	Adjustments to shareholder’s equity:

(Dollars in thousands)
To eliminate First IC's shareholder's equity	$(147,536)
To reflect issuance of Metro City common stock in merger	90,456
Total shareholder's equity adjustment	$(57,080)

Note 3. Adjustments to the Unaudited Pro Forma Condensed Statements of Income

Transaction accounting adjustments include the following adjustments related to the unaudited pro-forma combined income statements for the year ended December 31, 2024, and for the nine months ended September 30, 2025, as follows:

(a)	Adjustment reflects the yield adjustment for interest income on loans.
(b)	Adjustment reflects the accretable purchased discount on investment securities.
(c)	Adjustment reflects the yield adjustment for interest expense on time deposits.
(d)	Adjustments reflects the estimated net increase associated with the fair value adjustment for the acquired premises and equipment.
(e)	Adjustment reflects the net increase in amortization for the acquired core deposit intangible asset.
(f)	Adjustment represents income tax expense on the pro-forma adjustments as an estimated tax rate of 26.1%.
(g)	Adjustment to weighted-average shares of Metro City’s common stock outstanding to eliminate weighted-average shares of First IC common stock outstanding and to reflect the number of shares of Metro City’s common stock to be issued to holders of First IC common stock using an exchange ratio of 0.3729.

Note 4. Calculation of Merger Consideration and Preliminary Purchase Price Allocation

Merger Consideration

The total merger consideration is calculated as follows:

(Dollars in thousands)	As of December 1, 2025
Total fair value of Metro City common stock issued per Reorganization Agreement(1)	$90,456
Cash consideration paid per Reorganization Agreement	110,727
Obligation to settle outstanding First IC stock option awards	1,128
Total merger consideration	$202,311

________________________

(1)	Represents the fair value of 3,384,066 shares of Metro City common stock issued to First IC shareholders pursuant to the Reorganization Agreement. The fair value is based on the number of eligible shares of First IC common stock as of December 1, 2025 at a 0.3729 exchange ratio and Metro City’s closing stock price of $26.73 as of December 1, 2025, the last trading day prior to merger closing date.

Preliminary Purchase Price Allocation

The following table sets forth a preliminary allocation of the estimated merger consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of First IC, with the excess recorded to goodwill:

(Dollars in thousands)	As of September 30, 2025
Total purchase consideration	$202,311
First IC Net Assets at Fair Value
Assets:
Cash and cash equivalents	139,004
Investment securities	32,189
Loans held for sale	14,114
Loans held for investment	1,015,808
Allowance for credit losses	(9,885)
Premises and equipment, net	12,296
Operating lease right-of-use asset	7,658
Core deposit intangible	12,733
SBA/USDA loan servicing asset	3,993
Other assets	15,417
Total assets to be acquired	1,243,327
Liabilities:
Deposits	919,622
Federal Home Loan Bank advances	155,000
Operating lease liability	7,768
Other liabilities	14,490
Total liabilities to be assumed	1,096,880
Net assets to be acquired	146,447
Preliminary Goodwill	$55,864